FILED JUL 30 1991                                               07-30-91 09:35
STATE OF COLORADO                                            911058405  $50.00
DEPARTMENT OF STATE

                            ARTICLES OF INCORPORATION

         We the undersigned natural person(s) of the age of eighteen years or more, acting as incorporator(s) of a corporation under the Colorado Corporation Code adopt the following Articles of Incorporation for such corporation:

         FIRST:  The name of the corporation is U.S. WIRELESS DATA, INC.

         SECOND:  The period of duration if other than perpetual:  PERPETUAL.

         THIRD: The corporation is organized for Any Legal and Lawful Purpose Pursuant to the Colorado Corporation Code. A more specific purpose may be stated:

         FOURTH: The aggregate number of shares which the corporation shall have the authority to issue is 6,000,000 and the par value of each share shall be NO PAR VALUE.

         FIFTH:  Cumulative voting shares of stock is NOT authorized.

         SIXTH: Provisions limiting or denying to shareholders the preemptive right to acquire additional or treasury shares of the corporation, if any, are:
NO PREEMPTIVE RIGHTS.

         SEVENTH: The address of the initial registered office of the corporation is 4030 N. SINTON RD., STE. B, COLORADO SPRINGS, COLORADO 80907 (Address must include Building number, Street (or rural route number), Town or City, County and ZIP CODE) and the name of its initial registered agent at such address is ROD STAMBAUGH.

         EIGHTH:  Address of the place of business:  SAME AS REGISTERED OFFICE.

         NINTH: The number of directors constituting the initial board of directors of the corporation is THREE, and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are:

         The number of directors of a corporation shall be not less than three; except that there need be only as many directors as there are, or initially will be, shareholders in the event that the outstanding shares are or initially will be, held of record by fewer than three shareholders.

         NAME                       ADDRESS (INCLUDE ZIP CODE)

         Rod Stambaugh              2072 Bristlecone Dr., Colo. Spgs., CO 80919
         Leonard Trout              1104 Darby St., Colo. Spgs., CO 80907
         Brent Phillips             2450 Hamlet Ln. A, Colo. Spgs., CO 80918

         TENTH:  The name and address of each incorporator is:

         NAME                       ADDRESS (INCLUDE ZIP CODE)

         Rod Stambaugh              2072 Bristlecone Dr., Colo. Spgs., CO 80919
         Leonard Trout              1104 Darby St., Colo. Spgs., CO 80907

                            Signed /s/ Rod Stambaugh

                            Signed /s/ Leonard Trout
                                                          (Incorporators)

ARTICLES OF INCORPORATION MUST BE ACCOMPANIED BY AN OCR FORM WHICH IS PROVIDED BY THE SECRETARY OF STATE.

921097070    $25.00
SOS    10-07-92    08:30

                          ARTICLES OF AMENDMENT TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                            U.S. WIRELESS DATA, INC.

         Pursuant to the provisions of the Colorado Corporation Code, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation.

         FIRST:  The name of the corporation is U.S. WIRELESS DATA, INC.

         SECOND: The following amendments to the Articles of Incorporation were adopted by the shareholders of the Corporation on September 18, 1992, in the manner prescribed by the Colorado Corporation Code.

         1. Article THIRD is amended so that Article THIRD reads as follows:

                  THIRD: The purposes for which this corporation is organized are to engage in and do any lawful act concerning any and all lawful business for which corporations may be organized under the laws of Colorado, now or hereafter in effect.

         2. New Articles ELEVENTH through EIGHTEENTH are hereby added as follows:

                  ELEVENTH: The Board of Directors may cause any shares issued by the corporation to be issued subject to such lawful restrictions, qualifications, limitations or special rights as they deem fit, which restrictions, qualifications, limitation or special rights shall be created by provisions in the Bylaws of the corporation or in the duly adopted resolutions of the Board of Directors; provided that notice of such special restrictions, qualifications, limitations or special rights must appear on the Certificate evidencing ownership of such shares.

                  TWELFTH: Meetings of shareholders may be held at such time and place as the Bylaws shall provide. A majority of the shares entitled to vote represented in person or by proxy shall constitute a quorum at any meeting of the shareholders.

                  THIRTEENTH: The number of directors to be elected at the annual meeting of the shareholders or at a special meeting called for the election of directors shall not be less than three, nor more than nine, the exact number to be fixed by the Bylaws.

                  FOURTEENTH: A director of this corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director except that this provision shall not limit the liability of a director to the corporation or to its shareholders for monetary damages for: (i) any breach of the director's duty of loyalty to the corporation or to its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) acts specified in Section 7-5-114 of the Colorado Corporation Code as the same may be amended from time to time; or (iv) any transaction from which the director derived an improper personal benefit. If the Colorado Corporation Code as the same may be amended to authorize corporation actions further limiting or eliminating the personal liability of directors, then the liability of a director of the corporation shall be limited or eliminated to the fullest extent permitted by the Colorado Corporation Code, as so amended.

                  FIFTEENTH: The officers, directors and other members of management of this corporation shall be subject to the doctrine of corporate opportunities only insofar as it applies to business opportunities in which this corporation has expressed an interest as determined from time to time by the corporation's Board of Directors as evidenced by resolutions appearing in the corporation's Minutes. When such areas of interest are delineated, all such business opportunities within such areas of interest which come to the attention of the officers, directors and other members of management of this corporation shall be disclosed promptly to this corporation and made available to it. The Board of Directors may reject any business opportunity presented to it and thereafter any officer, director or other member of management may avail himself of such opportunity. Until such time as this corporation through its Board of Directors, has designated an area of interest, the officers, directors and other members of management of this corporation shall be free to engage in such areas of interest on their own and this doctrine shall not limit the rights of any officer, director or other member of management of this corporation to continue a business existing prior to the time that such area of interest is designated by this corporation. This provision shall not be construed to release any employee of the corporation (other than an officer, director or member of management) from any duties which he may have to the corporation.

                  SIXTEENTH: Any of the directors or officers of this corporation shall not, in the absence of fraud, be disqualified by his office from dealing or contracting with this corporation whether as vendor, purchaser or otherwise, nor shall any firm, association, or corporation of which he shall be a member, or in which he may be pecuniarily interested in any manner be disqualified. No director or officer, nor any firm, association or corporation with which he is connected as aforesaid shall be liable to account to this corporation or its shareholders for any profit realized by him from or through any such transaction or contract; it being the express purpose and intent of this Article to permit this corporation to buy from, sell to, or otherwise deal with partnerships, firms or corporation of which the directors and officers of this corporation, or any one or more of them, may be members, directors, or officers, or in which they or any of them have pecuniary interests; and the contracts of this corporation, in the absence of fraud, shall not be void or voidable or affected in any manner by reason of any such membership. The interested director or directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof authorizing, approving or ratifying any such contract or transaction. Further, the vote of any such interested director at a meeting of the Board of Directors or committee thereof authorizing, approving or ratifying any such contract or transaction. Further, the vote of any such interested director at a meeting of the Board of Directors or committee thereof authorizing, approving or ratifying any such contract or transaction may be counted if his relationship or interest with respect to any such contract or transaction (i) is disclosed and such transaction or contract is authorized, approved or ratified by a majority of the directors without counting the vote or consent of such interested director, or
(ii) is disclosed to the shareholders of the Company and authorized, approved or ratified by the shareholders by vote or written consent, or (iii) such contract or transaction is fair and reasonable to the corporation.

                  SEVENTEENTH: When with respect to any action to be taken by shareholders of this corporation, the Colorado Corporation Code requires the vote or
                                       -4-
concurrence of the holders of two-thirds of the outstanding shares entitled to vote thereon, or of any class or series, such action may be taken by the vote or concurrence of a majority of such shares or class or series thereof.

                  EIGHTEENTH: Subject to repeal by action of the shareholders, the Board of Directors of this corporation is authorized to adopt, confirm, ratify, alter, amend, rescind and repeal Bylaws or any portion thereof from time to time.

         THIRD: The number of shares voted for the above amendments was sufficient for approval.

         FOURTH: The amendments do not provide for an exchange, reclassification or cancellation of issued shares.

         FIFTH: The amendments do not effect a change in the amount of sated [sic] capital of the corporation.

Dated:  October 6, 1992.

                                   U.S. WIRELESS DATA, INC.,
                                   a Colorado corporation

                                   By: /s/ Rod Stambaugh
                                   ---------------------
                                   Rod Stambaugh, President

                                   By: /s/ Maurice Caldwell, Jr.
                                   -----------------------------
                                   Maurice Caldwell, Jr., Secretary

STATE OF COLORADO              (             )
                                        ss.
CITY AND COUNTY OF DENVER      (             )

         I, Karin A. Tupper, a Notary Public, do hereby certify that on this 6th day of October, personally appeared before me Rod Stambaugh, and Maurice Caldwell, who, being by me first duly sworn, declared that they are the President and Secretary, respectively, of U.S. Wireless Data, Inc. and that they read the foregoing document and that the statements contained therein are true.

         My commission expires:  June 22, 1993.

SEAL
                                                          /s/ Karin A. Tupper
                                                          -------------------
                                                          Notary Public

941122627    $25.00
SOS    11-01-94    13:23

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                            U.S. WIRELESS DATA, INC.

         Pursuant to the provisions of the Colorado Corporation Code, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

         FIRST:  The name of the corporation is U.S. Wireless Data, Inc.

         SECOND: The following amendment to the Articles of Incorporation was adopted by the Board of Directors of the Corporation effective August 12, 1994, in the manner prescribed by the Colorado Business Corporation Act, and approved by the shareholders on October 28, 1994. The number of votes which were cast for the amendment by each voting group of shareholders entitled to vote separately thereon was sufficient for approval.

         Article FOURTH is amended so that it reads as follows:

                  "FOURTH: The aggregate number of shares which the corporation shall have the authority to issue is 12,000,000 shares of no par value common stock."

Dated:  October 28, 1994.

                                   U.S. WIRELESS DATA, INC.,
                                   a Colorado corporation


                                   By: /s/ Alan B. Roberts
                                   -----------------------
                                   Alan B. Roberts, President

19981025822 C
$25.00
Secretary of State
02-09-98    16:13:58

                            U.S. WIRELESS DATA, INC.

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION


                  FIRST: That the name of the Corporation is U.S. Wireless Data, Inc.

                  SECOND: That the text of the Amendment to the Articles of Incorporation of the Corporation increasing the number of shares of authorized no par value common stock to 40,000,000 and authorizing 15,000,000 shares of no par value preferred stock is as set forth on Exhibit 1 attached hereto which is incorporated herein by reference.

                  THIRD:  That the Amendment was adopted on February 6, 1998.

                  FOURTH: That the Amendment was duly adopted by the shareholders of the Corporation.

                  IN WITNESS WHEREOF, U.S. Wireless Data, Inc. has caused these Articles of Amendment to be duly executed this 6th day of February, 1998.

                                                U.S. Wireless Data, Inc.

                                                By: /s/ Evon A. Kelly
                                                ---------------------
                                                    Evon A. Kelly,
                                                    Chief Executive Officer
ATTEST:

/s/ Robert E. Robichaud
-----------------------
Robert E. Robichaud,
Assistant Secretary

                                    Exhibit 1

               Articles of Amendment to Articles of Incorporation

                            U.S. Wireless Data, Inc.


                  Article FOURTH of the Articles of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

          A. The aggregate number of shares which the Corporation shall have authority to issue is fifty-five million (55,000,000) shares, consisting of forty million (40,000,000) shares of common stock without par value per share (the "Common Stock"), and fifteen million (15,000,000) shares of preferred stock without par value per share (the "Preferred Stock").

          B. The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article FOURTH, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Colorado to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

          The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

                    1. The  number of shares  constituting  that  series and the distinctive designation of that series;

                    2. The dividend  rate on the shares of that series,  whether dividends shall be cumulative, and, if so, from which date or dates, whether dividends shall be payable in cash or in kind, and the relative rights of priority, if any, of payment of dividends on shares of that series;

                    3. Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

                    4. Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conver- sion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

                    5. Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

                    6. Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

                    7. The rights of the  shares of that  series in the event of voluntary or involuntary liquidation, dissolution or winding up, or merger, consolidation, distribution or sale of assets of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

                    8. Any other relative rights, preferences and limitations of that series. Shares of Preferred Stock may be authorized and issued, in aggregate amounts not exceeding the total number of shares of Preferred Stock authorized by the Articles of Incorporation, from time to time as the Board of Directors of the Corporation shall determine and for such consideration as shall be fixed by the Board of Directors.

                         [End of Articles of Amendment]

19981025822 C
$25.00
Secretary of State
02-09-98    16:13:58
                            U.S. WIRELESS DATA, INC.

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION


          FIRST: That the name of the Corporation is U.S. Wireless Data, Inc.

          SECOND: That the text of the Amendment to the Articles of Incorporation of the Corporation determining the designations, preferences, limitations and relative rights of the Series A Preferred Stock is set forth on Exhibit 1 attached hereto and is incorporated herein by reference.

          THIRD: That the Amendment was adopted on February 6, 1998.

          FOURTH: That the Amendment was duly adopted by the Board of Directors of the Corporation.

          IN WITNESS WHEREOF, U.S. Wireless Data, Inc. has caused these Articles of Amendment to be duly executed this 6th day of February, 1998.


                                                U.S. Wireless Data, Inc.

                                                By: /s/ Evon A. Kelly
                                                ---------------------
                                                    Evon A. Kelly,
                                                    Chief Executive Officer
ATTEST:

/s/ Robert E. Robichaud
-----------------------
Robert E. Robichaud,
Assistant Secretary

                                    EXHIBIT 1

                       DESIGNATION OF SERIES A CUMULATIVE
                     CONVERTIBLE REDEEMABLE PREFERRED STOCK


                  U.S. Wireless Data, Inc., a Colorado corporation (the "Corporation"), hereby designates the preferences, limitations and relative rights of its Series A Cumulative Convertible Redeemable Preferred Stock as follows:

1.        DESIGNATION

          Four Million (4,000,000) shares of the Corporation's 15,000,000 total authorized shares of no par value preferred stock are hereby designated as Series A Cumulative Convertible Redeemable Preferred Stock (hereinafter referred to as the "Series A Preferred").

2.       STATED VALUE

         The Series A Preferred shall have a stated value of one dollar ($1.00) per share (hereafter the "Stated Value").

3.       DIVIDENDS

          (a) Right to Dividends and Initial Dividend Rate. The holders of outstanding Series A Preferred shall be entitled to receive cumulative dividends at the initial rate of eight percent (8%) per share, per annum, based on the Stated Value of the Series A Preferred. Cumulative dividends shall accrue and be paid quarterly to record holders of Series A Preferred as of March 31, June 30, September 30 and December 31 of each year (the "Dividend Record Dates"), in arrears, if, as and when declared by the Board of Directors, out of assets at the time legally available for such dividends.

          (b) Adjustment of Dividend Rate. The dividend payable on the Series A Preferred shall be reduced to four percent (4%) per annum upon initial effectiveness of a registration statement with the United State Securities and Exchange Commission (the "SEC") covering the shares of Common Stock into which the Series A Preferred is convertible. Thereafter, interest shall continue at such rate until all of the Series A Preferred has been converted to Common Stock or all shares of the Series A Preferred have been redeemed by the Corporation.

          (c) Payment Dates for Dividends. Dividends shall be paid on or before the 15th of the month following each Interest Payment Record Date, or the next Business Day thereafter if such day is not a Business Day.

          (d) Payment of Dividends. The Corporation shall pay all dividends on the Series A Preferred in shares of its no par value common stock (the "Common Stock") to the extent the Corporation has a sufficient number of shares of Common Stock available to pay such dividends. Shares of Common Stock used to pay dividends may be authorized and unissued shares or treasury shares of the Corporation. The Corporation agrees to use its best efforts to maintain a sufficient number of shares of Common Stock available at all times to allow for the payment of dividends on the Series A Preferred in shares of Common Stock. If the Corporation has an insufficient number of shares of Common Stock available at any time to pay all dividends then owing in shares of Common Stock, the Corporation may pay all or any part of such dividend in cash or other property (including other securities of the Corporation) having a value equal to the dividend then payable.

          (e) Number of Shares of Common Stock Issuable as Dividends. For any dividend being paid in shares of Common Stock, the number of shares of Common Stock issuable per share of Series A Preferred shall be calculated as follows: The amount of the dividend owing on the Series A Preferred at the Dividend Record Date (in dollars) shall be divided by the average closing bid price of the Common Stock over the last five trading days prior to the Dividend Record Date as quoted on the OTC Electronic Bulletin Board, or such other quotation service as is quoting bid and asked prices for the Common Stock. If the Common Stock is then listed on the NASDAQ Stock Market or any other national exchange which has closing bid price reporting, the five day average of the closing bid price for the Common Stock for such days as reported on NASDAQ or such other national securities exchange shall be substituted for the five day average closing bid price as reported by the OTC Electronic Bulletin Board or other quotation service. In the event the Common Stock is not quoted on any exchange or quotation service, then the Board of Directors, acting in good faith, shall adopt a resolution valuing the Common Stock for purposes of determining the number of shares of Common Stock issuable as a dividend at such Dividend Record Date. The price of the Common Stock used for purposes of determining the number of shares issuable as dividends on the Series A Preferred or for purposes of conversion of Debentures into Common Stock pursuant to Section 5 of this designation is hereafter referred to as the "Market Price." When computed in connection with a conversion transaction, the average shall be computed using the five trading days prior to the Conversion Date.

          (f) Payment of Dividends to Holders Based on Total Shares of Series A Preferred Registered in the Name of Such Holder. Notwithstanding the number of certificates held by an individual holder of Series A Preferred, the Corporation shall be entitled to cumulate the number of shares represented by all such certificates held in the name of the same holder, and the cumulative total shall then be multiplied by the number of Common Shares issuable as a dividend per share of Series A Preferred to determine the total number of shares of Common Stock issuable to such holder at each Dividend Record Date.

          (g) No Issuance of Fractional Shares. No fractional shares of Common Stock will be issued as a dividend on the Series A Preferred; rather, a holder of Series A Preferred otherwise entitled to a fractional share of Common Stock as a dividend may receive, at the sole option of the Corporation, either (i) cash in lieu of such fractional share, or (ii) the next higher whole number of shares of Common Stock if the fractional share to which such holder is otherwise entitled is equal to 0.5 or greater, or the next lower whole number of shares of Common Stock if the fractional share to which such holder is otherwise entitled is less than 0.5.

          (h) Dividend Statements. At the time of each dividend payment, the Corporation shall provide each holder of Series A Preferred with a statement showing the manner in which it calculated the dividend payable at such Dividend Record Date, including the calculation used to determine the number of shares of Common Stock issued as such dividend.

          (i) Place of Dividend Payment. Dividends shall be payable, and transfer of the Series A Preferred will be registrable, at the Principal Office of the Company. Upon request by a holder of Series A Preferred, payment of dividends shall be made by delivery of a check or Common Stock certificates to the registered holder mailed to such holder's address as it appears on the Series A Preferred register.

          (j) Priority of Dividends. The Corporation shall make no Distribution (as defined below) to the holders of Common Stock in any fiscal year unless and until any and all unpaid dividends shall have been paid upon all Series A Preferred. "Distribution" as used in this Section means the transfer of cash or property without consideration, whether by way of dividend or otherwise (except a dividend in shares of the Corporation), or the purchase or redemption of shares of the Corporation for cash or property, but does not include (i) the repurchase of shares from a terminated employee or consultant of the Corporation within the terms of an agreement approved by the Corporation's Board of Directors or (ii) a distribution which is part of a voluntary liquidation, dissolution or winding up of the Corporation.

          (k) Dividends Cumulative. All dividends owing on the Series A Preferred shall be cumulative. Dividends shall accrue or accumulate to the extent they are unpaid. Unpaid dividends shall bear and accrue interest at the same rate applicable to the Series A Preferred as of the time of the Dividend Record Date for the unpaid dividend. The unpaid dividends, together with interest thereon, shall be paid as soon as the Corporation is legally able to pay any such dividends and interest. Interest on unpaid dividends shall also be paid in shares of Common Stock, if possible, with the number of shares of Common Stock issuable as interest being calculated in the same manner as for dividends.

4.       LIQUIDATION PREFERENCE

          (a) Basic Preference Rights. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation (a "Liquidation"):

               (1) Payments to Holders of Series A Preferred. Each holder of shares of Series A Preferred then outstanding shall be entitled to receive an amount equal to $1.00 for each share of Series A Preferred (the "Series A Liquidation Preference"), plus all accrued and unpaid dividends thereon to the date fixed for distribution, before any payment shall be made in respect of the Corporation's Common Stock.

               (2) Payments to Holders of Common Stock. After payment has been made to the holders of Series A Preferred of the full amounts to which they are entitled under Paragraph 4(a)(1) above, the holders of Common Stock shall be entitled to receive all declared and unpaid dividends thereon to the date fixed for distribution.

               (3) Should Assets Exceed Payments. The remaining assets of the Corporation available for distribution to shareholders after payments are made under Paragraphs 4(a)(1) and 4(a)(2) above, shall be distributed pro rata among all of the Corporation's shareholders. For purposes of this Paragraph 4(a)(3), holders of Series A Preferred shall share in this distribution in proportion to the number of shares of Common Stock they would hold had full conversion of their Series A Preferred occurred on the day prior to the Liquidation, according to the provisions of Sections 5 and 6, below.

               (4) Should  Assets Be  Insufficient.  If upon a  Liquidation  the assets of the Corporation available for distribution to its shareholders shall be insufficient to make full payments due under Paragraph 4(a)(1), then the holders of the Series A Preferred then outstanding shall share ratably in proportion to the total number of such shares owned by each such holder, first in proportion to the respective Series A Liquidation Preference, and next, in proportion to the amount of unpaid dividends.

               (5) Source of Liquidation Payment. The holders of stock shall be paid under this Subsection 4(a) out of the assets of the Corporation available for distribution to shareholders, whether from capital, surplus or earnings.

               (6) Merger or Acquisition. The Corporation shall not effect a merger, reorganization, or consolidation of the Corporation into or with another corporation or the sale or transfer of all or substantially all of the assets of the Corporation until the Corporation shall have provided notice to all holders of Series A Preferred pursuant to Subsection 4(b), below. Unless otherwise agreed to by the holders of a majority of the Series A Preferred which is then outstanding, a merger, consolidation, reorganization or sale of all or substantially all of the Corporation's assets shall be deemed to be a Liquidation.

          (b) Notice. In the event of any Liquidation of the Corporation, or in the event of any merger, reorganization, or consolidation of the Corporation into or with another corporation, or the sale or transfer of all or substantially all of the assets of the Corporation, the Corporation shall give each holder of Series A Preferred initial written notice of the proposed action within fifteen (15) days after the date the Board of Directors approves such action, or twenty (20) days prior to any shareholders' meeting called to approve such action, or twenty (20) days after the commencement of any involuntary proceeding, whichever is earlier.

               (1) Content of Notice. Such initial written notice (the "Initial Notice") shall describe the material terms and conditions of the proposed action, including a description of the stock, cash, and property to be received by the holders of Series A Preferred upon consummation of the proposed action. If any material change in the facts set forth in the Initial Notice shall occur, the Corporation shall promptly give another written notice (the "Subsequent Notice") to each holder of the Series A Preferred of that material change.

               (2) Notice Precedes Consummation. The Corporation shall not consummate any Liquidation of the Corporation before the expiration of twenty (20) days after the mailing of the Initial Notice or ten (10) days after the mailing of any Subsequent Notice, whichever is later. But any such 20-day or 10-day period may be shortened upon the written consent of the holders of a majority of the Series A Preferred then outstanding.

          (c) Non-Cash Distributions on Liquidation. In the event of any Liquidation of the Corporation which will involve the distribution of assets other than cash, the Corporation shall promptly engage a competent independent appraiser to determine the value of the assets to be distributed. With respect to the valuation of securities, the Corporation shall engage such appraiser as shall be approved by the holders of a majority of the Series A Preferred then outstanding. The Corporation shall, upon receipt of such appraiser's valuation, give prompt written notice to each holder of shares of Series A Preferred of the appraiser's valuation.

5.       CONVERSION

          (a) Conversion Rights.

               (1) Optional Conversion. Each share of Series A Preferred shall be convertible, at the option of the holder thereof, into fully paid and non-assessable shares of Common Stock of the Corporation at any time after the date of issuance and following (a) the authorization of an increase in the Corporation's authorized Common Stock to no less than 40,000,000 shares and (b) the first to occur of (i) effectiveness with the SEC of a registration statement covering the shares of Common Stock issuable upon conversion of the Series A Preferred or (ii) the lapse of 150 days from the Initial Closing Date. The Series A Preferred shall be so convertible up to and including the earlier of
          (i) the day prior to the closing of a

          Qualified Public Offering (as defined below) or (ii) the day fixed for redemption of any and all remaining outstanding shares of Series A Preferred (the "Conversion Period").

               (2) Automatic Conversion. All outstanding shares of Series A Preferred shall automatically be converted into fully paid and non-assessable shares of Common Stock of the Corporation, at the then applicable Conversion Price (as defined below), immediately prior to the closing of a firm commitment underwritten public offering of the shares of Common Stock of the Corporation pursuant to a registration statement filed under the Securities Act of 1933, as amended, at a price per share of not less than ten dollars ($10.00) per share (prior to underwriter commissions and expenses and adjusted for stock splits, stock dividends, reorganizations and the like) and with aggregate gross offering proceeds to the Corporation of not less than Five Million Dollars ($5,000,000) (a "Qualified Public Offering").

          (b) Conversion Formula. Each share of Series A Preferred shall be valued at one dollar ($1.00) (the "Series A Purchase Price") for purposes of either optional or automatic conversion, notwithstanding any accrued but unpaid dividends owing on the Series A Preferred at the time of conversion. The number of shares of Common Stock into which each share of the Series A Preferred shall be converted shall be determined by dividing the Series A Purchase Price by the Series A Conversion Price or the Minimum Series A Conversion Price (as determined as provided below) which is in effect at the time of the conversion. The Corporation shall make provision for all necessary payments as of the Conversion Date or Automatic Conversion Date (as defined in Subsection 5(d), below) on account of any dividends accrued and unpaid on the Series A Preferred surrendered for conversion.

          (c) Conversion Price.

               (1) The  conversion  price  per  share at which  shares of Common
          Stock shall be initially issuable upon conversion of any shares of Series A Preferred (the "Series A Conversion Price") shall be equal to the lesser of (i) $6.00 or (ii) 80% of the Market Price. Notwithstanding the foregoing, for the first 270 days following the initial closing of the offering by which the Debentures (which were converted into Series A Preferred) were sold to investors (the "Initial Closing Date"), the Conversion Price shall be not less than $4.00 per share, which $4.00 price shall be appropriately adjusted in the event of any stock splits or other transactions affecting the Common Stock (the "Minimum Series A Conversion Price"). After such 270 day period, the Minimum Series A Conversion Price shall be eliminated. The Minimum Series A Conversion price shall be further subject to adjustment as provided in Section 6 below.

               (2) The Corporation has agreed under terms contained in a separate agreement entered between the Corporation and the holders of Series A Preferred to register the shares of Common Stock issuable by the Corporation as dividends on, and upon conversion of, Series A Preferred, with the SEC. In the event such registration is not declared effective by the SEC within 150 days of the Initial Closing Date, the Conversion Price or the Minimum Conversion Price, as then applicable, shall thereafter be reduced by two percent (2%) from the Conversion Price or Minimum Conversion Price otherwise in effect at the time of conversion. The Conversion Price or Minimum Conversion Price shall be reduced an additional two percent (2%) off the then applicable Conversion Price or Minimum Conversion Price for each additional 30 days (or any fractional part of such 30-day period) during which such registration is not effective. Such reduced Conversion Price or Minimum Conversion Price shall thereafter be effective until all Series A Preferred has been converted or redeemed.

          (d) Mechanics of Conversion.

               (1) Optional Conversion. Before any holder of Series A Preferred will be entitled to convert the same into shares of Common Stock pursuant to Paragraph 5(a)(1) hereof, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Preferred, and shall give written notice to the Corporation at such office that such holder elects to convert the same and will state therein the name or names in which the certificate or certificates for shares of Common Stock should be issued (the "Conversion Notice"). The Conversion Notice shall be in the form printed on the certificate(s) representing the Series A Preferred being converted. The Holder may submit an irrevocable Conversion Notice to the Corporation in advance of physical delivery of a specific Series A Preferred share certificate(s) by transmitting a copy of the completed Conversion Notice relating to the specific certificate(s) of Series A Preferred to be tendered to the Corporation for conversion by facsimile (the "Advance Conversion Notice"), followed by delivery to the Corporation of the certificate(s) representing the shares of Series A Preferred that are the subject of the Advance Conversion Notice within three (3) business days thereafter. The Series A Preferred certificate(s) so tendered for conversion shall be deemed to have been converted on the date the Corporation receives the Advance Conversion Notice for such Series A Preferred (the "Conversion Date"), provided the Advance
          Conversion Notice is received by 6:00 p.m. (Eastern Time) on a Business Day, and provided further, that the certificate representing the shares of Series A Preferred then being converted is actually delivered to the Corporation within such three (3) business day period. If the Advance Conversion Notice is not received on a Business Day or by 6:00 p.m. (Eastern Time) on a Business Day, then the Conversion Date for the Series A Preferred to which the Advance Conversion Notice relates shall be deemed to have occurred on the next day which is a Business Day. The Company will cause its transfer agent to issue certificates for the shares of Common Stock issuable upon conversion and will transmit the certificates representing such shares (together with certificates representing the balance of any shares of Series A Preferred not being so converted) to the Holder via express courier, by electronic transfer, or otherwise, within three (3) business days after receipt by the Company of the original Conversion Notice and the Series A Preferred certificates being converted (the "Delivery Date"). If the Holder in whose name the Series A Preferred being surrendered for conversion requests that the Corporation issue shares of Common Stock (or shares of Series A Preferred in replacement for shares of Series A Preferred not being converted at the time) in a name other than such holder's, then such holder shall be required to demonstrate, at such holder's expense and to the Corporation's satisfaction, that an exemption from registration under federal and state securities laws is available for the requested issuance of shares. The Corporation may require the delivery of an opinion of counsel to the effect that such an exemption is available for the transaction. Conversion shall be deemed to have occurred immediately prior to the close of business on the date of surrender of the certificate(s) for shares of Series A Preferred being converted or in the case of an Advance Conversion Notice, the date such Advance Conversion Notice is deemed received by the Corporation as provided above. The person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holder of such shares of Common Stock on such Conversion Date.

               (2) Penalty for Late Delivery of Share Certificates Issuable upon Conversion. The Company understands that a delay in the issuance of the shares of Common Stock beyond the Delivery Date could result in economic loss to the Holder. As compensation to the converting Holder for such loss, the Company agrees to pay a late payment penalty to the converting Holder for late delivery of such shares of Common Stock in accordance with the following schedule (where "No. Business Days Late" is defined as the number of business days beyond five (5) business days from the Delivery Date):

                                           Late Payment for Each $10,000
                                           of Debenture Principal Amount
   No. Business Days Late                  Being Converted to Common Stock

              1                                            $100

              2                                            $200

              3                                            $300

              4                                            $400

              5                                            $500

              6                                            $600

              7                                            $700

              8                                            $800

              9                                            $900

             10                                            $1,000

             10+                           1,000 + $200 for each Business
                                           Day Late beyond 10 days

          The Company shall pay any penalties incurred under this Paragraph in immediately available funds upon demand. Nothing herein shall limit the converting Holder's right to pursue actual damages for the Company's failure to issue and deliver the Common Stock to the converting Holder. Furthermore, in addition to any other remedies which may be available to the converting Holder, in the event the Company fails for any reason to effect delivery of such shares of Common Stock within five (5) business days after the Delivery Date (other than as a result of an event in the nature of a force majeure which is totally beyond the control of the Company), the converting Holder shall be entitled to revoke the relevant Conversion Notice by delivering a notice to that effect to the Company, whereupon the Company and the Holder shall be restored to their respective positions immediately prior to delivery of the Conversion Notice. Any shares of Common Stock delivered to Holder after such revocation shall be forthwith returned to the Company and a replacement certificate for the shares of Series A Preferred shall be forthwith issued in replacement for the shares for which conversion has been so revoked.

               (3) Automatic Conversion. Conversion of all the outstanding shares of Series A Preferred into shares of Common Stock pursuant to Paragraph 5(a)(2) hereof shall be deemed to have been made automatically and immediately prior to the closing of a Qualified Public Offering, as set forth in Paragraph 5(a)(2) hereof (an "Automatic Conversion Date"). Upon such automatic conversion, the person or persons entitled to receive the shares of Common Stock issuable upon such conversion will be treated for all purposes as the record holder or holders of such Common Stock on the Automatic Conversion Date whether or not such holder or holders shall have surrendered certificates for such holder's shares of Series A Preferred to the Corporation. Upon the Automatic Conversion Date, the certificates representing all the shares of Series A Preferred shall be deemed void; as soon as practicable after the surrender by any holder of a Series A Preferred certificate, accompanied by a statement from the holder as to the name or names in which the certificate or certificates for shares of Common Stock should be issued (subject to the right of the Corporation to require proof satisfactory to it, including an opinion of counsel, demonstrating that a registration exemption is available under federal and state securities laws for any transfer of shares into a name other than that of the original holder), the Corporation shall issue and deliver to such holder or such holder's nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which the holder is entitled.

               (4) New Certificates. Upon conversion of only a portion of the number of shares of Series A Preferred represented by a certificate surrendered for conversion, the Corporation shall issue and deliver upon the written order of the holder at the expense of the Corporation, a new certificate covering the number of shares of Series A Preferred representing the unconverted portion of the certificate so surrendered. The Corporation may charge a reasonable fee for any transfer of a Series A Preferred Certificate into the name of any person who is not the original Holder.

               (5) Payment of Accrued but Unpaid Dividends on Conversion. If there remain any accrued and unpaid dividends on Series A Preferred being converted, the Corporation shall pay such dividends to the converting holder at the time of conversion in the form of additional shares of Common Stock, determined by dividing the amount of the unpaid dividends to be applied for such purpose by the Series A Conversion Price (or, if applicable, the Minimum Series A Conversion Price) then in effect.

               (6) No Fractional Shares. The Corporation shall issue no fractional shares of Common Stock or scrip upon conversion of shares of Series A Preferred. If more than one share of Series A Preferred shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon their conversion shall be computed on the basis of the aggregate number of shares of Series A Preferred surrendered for conversion by such holder. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Series A Preferred, the Corporation may, at its sole option, pay a cash adjustment in respect of such fractional share in an amount equal to the same fraction of the Series A Conversion Price or Minimum Series A Conversion Price in effect as of the day of conversion, or, in lieu of cash, issue to such holder the next higher whole number of shares of Common Stock if the fractional share to which the holder is otherwise entitled is equal to 0.5 or greater, or the next lower number of whole shares of Common Stock if the fractional share to which the holder is otherwise entitled is less than 0.5.

          (e) Taxes Incident to Conversion. The Corporation shall pay any and all issue taxes and other taxes (excluding income taxes) that may be payable in respect to any issue or delivery of shares of Common Stock on conversion of Series A Preferred. The Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the Series A Preferred so converted was registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax, or has established, to the satisfaction of the Corporation, that such tax has been, or will be, paid.

          (f) Sufficient Reserves of Stock. The Corporation shall at all times use it s best efforts to reserve and keep available, out of its authorized but unissued Common Stock or treasury shares, solely for the purpose of effecting the conversion of the Series A Preferred, the full number of shares of Common Stock deliverable upon the conversion of all Series A Preferred from time to time outstanding.

          (g) Valid Issue for Conversion. All shares of Common Stock which may be issued upon conversion of the shares of Series A Preferred shall, upon issuance by the Corporation, be validly issued, fully paid, non-assessable and free from all taxes, liens and charges with respect to their issuance.

          (h) Listing of Common Stock; Registration under Exchange Act. The Corporation shall use its best efforts to maintain the listing of the Common Stock on the OTC Electronic Bulletin Board or such other quotation service or exchange on which the Common Stock may be listed, and shall not take any action at any time while Series A Preferred is outstanding which would result in the delisting of the Common Stock from any quotation service or exchange upon which the Common Stock may be listed. The Corporation shall file all reports required to be filed by it with the SEC pursuant to the Securities Exchange Act of 1934 (the "1934 Act") and/or the Securities Exchange Act of 1933 (the "1933 Act"), and shall not take any action which would result in the deregistration of the Common Stock under
     Section 12(g) of the 1934 Act.

6.       ADJUSTMENT OF CONVERSION PRICE

          (a) Adjustment. The Series A Conversion Price or Minimum Series Conversion Price in effect at any time shall be adjusted from time to time as provided in this Section 6.

          (b) No Adjustment for Certain Grants, Sales, or Issuances. Anything in these Articles of Incorporation to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of the Series A Conversion Price or Minimum Series A Conversion Price, as the case may be, in the case of the grant of options or other rights to purchase, or the sale of, or the issuance of, shares of Common Stock or obligations or securities convertible into Common Stock of the Corporation:

               (1) to its officers, employees, directors, and consultants pursuant to the Corporation's 1992 Stock Option Plan or otherwise, so long as any such grants, sales or issuances do not exceed in the aggregate 3,500,000 shares of Common Stock or obligations or securities convertible into Common Stock;

               (2) upon the exercise of warrants to purchase Common Stock which are outstanding as of the initial date of the Corporation's Private Offering Memorandum by which the Debentures convertible into Series A Preferred were offered to investors; and

               (3) upon the issuance of any shares of Common Stock as a dividend on, or in conversion of, any shares of the Series A Preferred.

          (c) Stock Splits, Stock Dividends, Stock Combinations. In case the Corporation shall at any time subdivide the outstanding shares of Common Stock, issue a stock dividend on the outstanding Common Stock, combine the outstanding shares of Common Stock or reclassify the outstanding shares of Common Stock into securities of a different class, the Series A Conversion Price and/or the number of shares of Common Stock and/or the type of securities issuable upon conversion of the Series A Preferred in effect immediately prior to such subdivision, dividend or combination shall be equitably adjusted to account for any such transaction. The Board of Directors of the Corporation shall determine in good faith any such adjustments and its good faith determination, absent a showing of fraud, shall be binding and conclusive. Notice shall be provided to all holders of Series A Preferred advising of any adjustments to the conversion terms applicable to the Series A Preferred as soon as practicable following the date of any such adjustment.

          (d) Adjustment Formulas for Certain Issuances. Should the Corporation, at some point after the first issuance of the Series A Preferred and before the lapse of the Minimum Series A Conversion price, issue or sell Common Stock, a right or option to purchase Common Stock, or shares of stock or an obligation convertible into Common Stock for a certain consideration receivable by the Corporation per share ("Consideration Receivable") (with the product of the number of such shares times such Consideration Receivable being the "Aggregate Consideration Receivable") which is less than the Minimum Series A Conversion Price in effect at the time of such issuance, then the Minimum Series A Conversion Price shall immediately and automatically be adjusted as determined to the nearest cent by the following formula:

    Where    z =       new Minimum Series A Conversion Price;

                       x =     current Minimum Series A Conversion Price;

                       y = the Aggregate Consideration Receivable on such issuance, sale, etc.;

                       a = number of shares of Common Stock outstanding just prior to such issuance, sale, etc.;

                       b       = number of  shares of Common  Stock
                               to which all  holders of Options (as
                               defined   in   6(d)(1)   below)  are
                               entitled   to   subscribe   for,  or
                               purchase  immediately prior to, such
                               issuance, sale, etc.;

                       c       = number of  shares of Common  Stock
                               issuable    to   all    holders   of
                               Convertible  Securities  (as defined
                               in 6(d)(2) below), immediately prior
                               to such issuance,  sale, etc. (using
                               the Series A  Conversion  Price then
                               in effect); and

                       d       = number of  shares of Common  Stock
                               to be issued, or deemed to be issued
                               under  6(d)(1)  and (2) below,  upon
                               and immediately after such issuance,
                               sale, etc.;

    then               z =     (x x (a + b + c)) + y
                               ---------------------
                                   a + b + c + d
     provided, however, that the Minimum Series A Conversion Price shall not be adjusted in the case of an equity financing of the Corporation made to holders of Series A Preferred at a price per share which is less than the Minimum Series A Conversion Price to the extent any such holder (together with its affiliates, if any) does not purchase securities of the Corporation in such financing sufficient to retain its or their total pro rata ownership of the Corporation, with such ownership being calculated immediately after the closing of such financing as if all securities of the Corporation other than its outstanding Common Stock were converted or exercised, as appropriate, into shares of the Corporation's Common Stock.

          For purposes of this Subsection 6(d) only, the following provisions shall apply:

               (1) Options or Warrants. In case of the issuance or sale by the Corporation in any manner of any options for the purchase of shares of Common Stock or of any rights to subscribe for or to purchase shares of Common Stock ("Options"), all shares of Common Stock which the holders of such Options shall be entitled to subscribe for or purchase pursuant to such Options shall be deemed to be issued or sold as of the date of the offering of such rights or the granting of such Options.

               (2) Convertible Securities. In the case of the issuance or sale by the Corporation in any manner of any obligations or of any shares of stock of the Corporation that shall be convertible into or exchangeable for Common Stock ("Convertible Securities"), all shares of Common Stock issuable upon the conversion or exchange of such obligations or shares shall be deemed issued as of the date such obligations or shares are issued.

               (3) Cash Consideration for Common Stock. In the case of an issue or sale for cash of shares of Common Stock, the Consideration Receivable by the Corporation therefor shall be the amount of cash received, before deducting any commissions or expenses paid by the Corporation.

               (4) Non-Cash Consideration for Common Stock. In the case of the issuance or sale (otherwise than upon conversion or exchange of obligations or shares of stock of the Corporation) of shares of Common Stock for a consideration other than cash or a consideration partly other than cash, the amount of the consideration other than cash receivable by the Corporation for such shares shall be deemed to be the value of such consideration as determined in good faith by the Board of Directors.

               (5)   Consideration   Receivable   for  Options  or   Convertible
          Securities.

          (a) The amount of the Aggregate Consideration Receivable by the Corporation upon the issuance of any Options referred to in Subsection (1) above shall be the minimum aggregate consideration named in such Options for the shares of Common Stock covered thereby, plus the consideration, if any, received by the Corporation for such Options.

          (b) The amount of Consideration Receivable by the Corporation upon the issuance of any obligations or shares which are convertible or exchangeable as described in Subsection (2) above as Convertible Securities, shall be the amount of consideration received by the Corporation upon the issuance of such obligations or shares, plus the minimum aggregate consideration, if any, other than such obligations or shares, receivable by the Corporation upon such conversion or exchange, except in adjustment of dividends.

          (c) The amount of Aggregate Consideration Receivable under Subparagraphs 6(d)(5)a and 6(d)(5)b and the amount of Aggregate
     Consideration   Receivable  upon  the  exercise  of  Options  or  upon  the conversion or exchange of convertible securities under this Paragraph 6(d)(5), shall be determined in the same manner provided in Paragraphs 6(d)(3) and 6(d)(4) above with respect to the Aggregate Consideration Receivable by the Corporation as in the case of the issuance of additional shares of Common Stock. But if such obligations or shares of stock so convertible or exchangeable are issued in satisfaction of any dividend upon any stock of the Corporation other than Common Stock, the amount of the consideration received upon the original issuance of such obligations or shares of stock shall be the value of such obligations or shares of stock, as of the date of the adoption of the resolution declaring the dividend, as determined in good faith by the Board of Directors at or as of that date.

               (6) Other Particulars Concerning Options and Convertible Securities. In the event that the Minimum Series A Conversion Price shall be adjusted with respect to the issuance of Options or Convertible Securities (as defined in Paragraphs 6(d)(1) and 6(d)(2)), the following provisions apply:

          a. No further adjustment in the Minimum Series A Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock when those Options are exercised or those Convertible Securities are converted.

          b. Such Options or Convertible Securities may by their terms provide, with the passage of time or otherwise, for any decrease in the consideration payable to the Corporation, or increase in the number of shares of Common Stock issuable, upon their exercise, conversion or exchange. In such a case, the Minimum Series A Conversion Price computed upon the original issue thereof, and any subsequent adjustments shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects those Options or the rights of conversion or exchange under those Convertible Securities.

          c. Upon the expiration of any such Options or any rights of conversion under such Convertible Securities which shall not have been exercised, the Minimum Series A Conversion Price computed upon the original issue thereof, and any subsequent adjustments shall, upon such expiration, be recomputed as if:

                                    i) in the case of Convertible  Securities or
                          Options for Common Stock, the only additional shares of Common Stock issued were the shares of Common Stock actually issued upon the exercise of such Options or the conversion of such Convertible Securities; and the Aggregate Consideration Receivable was the consideration actually received by the Corporation for the issue of such Convertible Securities which were actually converted, and

                                    ii) in the case of Options  for  Convertible
                          Securities, only the Convertible Securities actually issued upon the exercise thereof were issued at the time of issue of such Options; and the Aggregate Consideration Receivable for the additional shares or Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options for Convertible Securities, whether or not exercised, plus the consideration deemed to have been received by the Corporation (determined pursuant to Paragraph 6(d)(5)) upon the issue of the Convertible Securities when such Options were actually exercised.

          d. No readjustment pursuant to Subparagraph 6(d)(6)b or Subparagraph 6(d)(6)c shall have the effect of increasing the Minimum Series A Conversion Price by an amount greater than the amount of the adjustment originally made when the Options or Convertible Securities were issued.

          e. In the case of any Options which expire by their terms not more than thirty (30) days after the date of issue or sooner, no adjustment of the Minimum Series A Conversion Price shall be made until the expiration or exercise of all such Options.

          f. Waiver of Adjustment.

                         i) In the event that  holders of a majority of the then
                    currently outstanding shares of the Series A Preferred shall consent to limit, or waive in its entirety, any anti-dilution adjustment to which the holders of such series would otherwise be entitled under Subsection 6(d) hereof, the Corporation shall not be required to make any adjustment whatsoever with respect to any shares of Series A Preferred, or to make any adjustment with respect to any shares of Series A Preferred in excess of any limit set by such consent.

                         ii) Moreover, any holder of Series A Preferred shall be
                    permitted  to  waive  in  whole  or in  part,  currently  or prospectively, by contract or any other writing, any anti-dilution adjustment to which he or it would otherwise be entitled pursuant to the provisions of this Section 6.

          (e) No Adjustment of Series A Conversion Price Under Certain Circumstances. Following the lapse of the Minimum Series A Conversion Price, no adjustment to the Series A Conversion Price shall be made for transactions described in Subsection 6(d).

7.       REORGANIZATION, RECLASSIFICATION, AND SALE OF ASSETS.

         If any capital reorganization or reclassification of the capital stock of the Corporation, including any such reorganization or reclassification in connection with any merger, consolidation, or transfer of substantially all of the assets of the Corporation, shall not be deemed to be a Liquidation pursuant to Section 4 hereof, and if it shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, or assets with respect to or in exchange for Common Stock, then the following shall be an express condition of such reorganization or reclassification.

          (a) Lawful and adequate provisions in a form satisfactory to the holders of a majority of the Series A Preferred shall be made whereby each holder of shares of Series A Preferred shall thereafter have the right to receive, upon the terms and conditions specified herein and in lieu of the shares of Common Stock of the Corporation immediately theretofore receivable upon the conversion of such shares of the Series A Preferred, such shares of stock, securities, or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore so receivable had such reorganization or reclassification not taken place.

          (b) Moreover, in any such case, appropriate provision shall be made with respect to the rights and interests of each such holder of Series A Preferred to the end that the provisions hereof (including without limitation provisions for adjustments of the Minimum Series A Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities, or assets thereafter deliverable upon the exercise of such conversion rights. In the event of a merger or consolidation of the Corporation as a result of which a greater or lesser number of shares of Common Stock of the surviving Corporation are issuable to holders of the Common Stock of the Corporation outstanding immediately prior to such merger or consolidation, the Minimum Series A Conversion Price and terms of conversion in effect immediately prior to such merger or consolidation shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Common Stock of the Corporation.

          (c)  The  Corporation  shall  not  effect  any  such   reorganization,
     reclassification, consolidation, merger, or sale unless, prior to the consummation thereof: (i) the Corporation shall have obtained the consent of the holders of a majority of the Series A Preferred then outstanding, and (ii) the successor corporation (if other than the Corporation) resulting from such consolidation or merger, or the corporation purchasing such assets, shall assume by written instrument, in a form satisfactory to the holders of a majority of the Series A Preferred then outstanding the obligation to deliver to such holder such shares of stock, securities, or assets as, in accordance with the foregoing provisions, such holder may be entitled to receive. Such written instrument shall be promptly mailed or delivered to each holder of shares of Series A Preferred at the last address of such holder appearing on the books of the Corporation.

8.       REDEMPTION

          (a) Early Redemption by the Corporation.

               (1) The Series A Preferred may be redeemed in whole or in part at the election of the Corporation upon not less than 30 nor more than 60 days prior written notice by mail, at any time up to 270 days following the Initial Closing Date, if, during such 270 day period, the closing bid price for the Common Stock for any 20 trading days within any 30 consecutive trading day period as quoted on the OTC Electronic Bulletin Board (or such other quotation service as is quoting bid and asked prices for the Common Stock), or the closing bid price for the Common Stock as reported by the NASDAQ Stock Market or any other national exchange upon which the Common Stock is listed for trading which has closing bid price reporting, is less than the Minimum Conversion Price. Notwithstanding the foregoing, if the 20 day period during which the price of the Common Stock is less than the Minimum Conversion Price falls totally with the last 60 days of the 270 days following the Initial Closing Date, the Corporation shall have a full 60 days from the end of such 270 day period to exercise its right of early redemption.

               (2) To redeem the Series A Preferred pursuant to this Subsection 8(a), the Corporation shall pay the holders of Series A being redeemed 118% of the Stated Value of the Series A Preferred being redeemed, together with accrued but unpaid interest owing to the date of redemption, in cash. Any Series A Preferred which is redeemed in part only shall be redeemed in principal amounts of $1,000 or whole multiples of $1,000.

          (b) Other Redemption Rights of the Corporation. The Corporation shall be entitled to redeem any shares of Series A Preferred remaining outstanding 36 months after the Initial Closing Date by paying to the holders thereof the Stated Value of the shares of Series A Preferred being redeemed, plus any accrued and unpaid dividends on such shares of Series A Preferred to the date of redemption, upon no less than 30 and not more than 60 days advance written notice of the date fixed for such redemption. The Corporation shall pay cash for all amounts due on such redemption.

          (c) Redemption Notices. The notice of redemption to be sent to all holder of Series A Preferred (the "Redemption Notice") shall state the date fixed for redemption (the "Redemption Date"), the paying agent with whom funds sufficient to make the redemption have been deposited, and the number of shares to be redeemed from each such holder, together with the amount of any accrued and unpaid dividends to be paid as of the Redemption Date. Any partial redemption shall be pro rata as between the holders of all Series A Preferred.

          (d) Right to Convert Series A Preferred Pending Redemption. Notwithstanding the above, any holder of Series A Preferred may convert the shares of Series A Preferred so called for redemption, plus all dividends accrued and unpaid on such shares to the Redemption Date, into shares of Common Stock, at any time following the giving of the Notice of Redemption and prior to the Redemption Date.

9.       NO IMPAIRMENT

                  The Corporation shall not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance of performance of any of the terms in this Article to be observed or performed by the Corporation. The Corporation shall at all times in good faith assist in the carrying out of all the provisions of Sections 5, 6 and 7 hereof.

10.      CERTIFICATE AS TO ADJUSTMENTS

          (a) Upon the occurrence of each adjustment of the Series A Conversion Price pursuant to Section 6, or any transaction requiring a change in the conversion terms applicable to the Series A Preferred as required by any other provision of this Article, the Corporation, at its expense, shall promptly compute any such adjustment and prepare and furnish to each holder of Series A Preferred a certificate setting forth such adjustment and/or any other change in the conversion terms applicable to the Series A Preferred, showing in detail the facts upon which such adjustment and/or change is based; and

          (b) Upon the written request at any time from any holder of Series A Preferred the Corporation shall furnish to such holder a like certificate setting forth (i) such adjustment, (ii) the Series A Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon conversion of Series A Preferred.

11.      NOTICE OF RECORD DATES

         In the event:

          (a) that the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to vote upon any matter to be submitted to shareholders of Common Stock or other votable securities of the Corporation;

          (b) that the  Corporation  shall  take a record of the  holders of its
     Common  Stock   entitling  them  to  receive  a  dividend,   or  any  other
     distribution, payable in cash or other property of the Corporation;

          (c) that the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to subscribe for or purchase any shares of stock of any class or to receive any other rights;

          (d) of any capital reorganization of the Corporation, reclassification of the capital stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock), consolidation, or merger of the Corporation with or into another corporation or conveyance of all or substantially all of the assets of the Corporation to another corporation; or

          (e) of the voluntary or involuntary dissolution, liquidation, or winding up of the Corporation;

then, the Corporation shall cause to be mailed to the holders of record of outstanding Series A Preferred, at least twenty (20) days prior to the date specified therein, a notice stating the date on which that record is to be taken or that event is to take place. The notice shall also specify the date, if any is to be fixed, as of which holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation, or winding up.

12.      FORM OF NOTICES

     Any notice required by the provisions of this Article to be given either to the holders of shares of Series A Preferred or the Corporation shall be in writing and shall be deemed given if hand delivered, delivered by courier, or deposited in the United States mail, postage prepaid, addressed to each holder of record of Series A Preferred at such holder's address appearing on the books of the Corporation or, in the case of notice to the Corporation, to its Principal Office, sent to the attention: "Chief Financial Officer."

13.      VOTING

         The shares of Series A Preferred shall not be entitled to vote on matters submitted to shareholders of the Corporation except for matters upon which a vote of Series A Preferred is specifically required under this Article or the law of the State of Colorado.

14.      AMENDMENTS AND CHANGES

         As long as any of the Series A Preferred shall be issued and outstanding, the Corporation shall not take any action without first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority of the Series A Preferred then outstanding, if such action would materially and adversely affect such Series A Preferred by way of:

          (a) Any amendment, or repeal of any provision of, the Corporation's Articles of Incorporation or Bylaws;

          (b) Any action that increases the number of authorized shares of preferred stock or which would materially and adversely alter or change the preferences, rights, privileges, or powers of, or the restrictions provided for the benefit of, the Series A Preferred;

          (c) Authorize, create, or issue shares of any class of stock, bonds, debentures, notes, or other obligations convertible into or exchangeable for or having option rights to purchase, any shares of stock of the Corporation having any preference or priority, as to dividends, assets or otherwise on a parity with or superior to any preferences or priority of the Series A Preferred; or

          (d)  Reclassify  any   outstanding   shares  into  shares  having  any
     preference or priority as to dividends, assets or otherwise on a parity with or superior to any such preference or priority of Series A Preferred.

15.      DEFINITIONS

         Unless the context otherwise clearly requires, or unless specifically defined elsewhere in this Designation, definitions of capitalized terms used in this Designation are as follows:

          (a) "1933 Act" means the Securities Act of 1933, as amended and in effect at any particular time.

          (b) "1934 Act" means the Securities Exchange Act of 1934, as amended and in effect at any particular time.

          (c) "Advance Conversion Notice" has the meaning ascribed to it in Paragraph 5(d)(1) of this Designation.

          (d) "Aggregate Consideration Receivable" has the meaning ascribed to it in Subsection 6(d) of this Designation.

          (e) "Automatic Conversion Date" has the meaning ascribed to it in Paragraph 5(d)(3) of this Designation.

          (f) "Common Stock" means the no par value common stock of the Corporation of the class authorized at the date of issuance of the Series A Preferred and stock of any other class into which such presently authorized common stock may be changed, and any other shares of stock of the Corporation which do not have any priority in the payment of dividends or upon liquidation over any other class of stock.

          (g) "Consideration Receivable" has the meaning ascribed to it in Subsection 6(d) of this Designation.

          (h) "Conversion Date" has the meaning ascribed to it in Paragraph 5(d)(1) of this Designation.

          (i) "Conversion Period" has the meaning ascribed to it in Paragraph 5(a)(1) of this Designation.

          (j) "Convertible Securities" has the meaning ascribed to it in Paragraph 6(d)(2) of this Designation.

          (k) "Corporation" means the person named as the "Corporation" in the first paragraph of this Designation until a successor corporation shall have become such pursuant to the applicable provisions hereof, and thereafter "Corporation" shall mean such successor corporation.

          (l)   "Debentures"   means  the   Corporation's   8%  Adjustable  Rate
     Convertible Subordinated Debentures Due December 31, 1999, which are convertible into shares of Series A Preferred.

          (m) "Delivery Date" means three (3) business days after receipt by the Corporation of the original Conversion Notice and the Series A Preferred certificates being converted, as described in paragraph 5(d)(1).

          (n) "Distribution" has the meaning ascribed to it in Subsection 3(j) of this Designation.

          (o) "Dividend Record Dates" means March 31, June 30, September 30 and December 31 of each year, as described in Subsection 3(a) of this Designation.

          (p) "Initial Closing Date" has the meaning ascribed to it in Paragraph 5(c)(1) of this Designation.

          (q) "Initial Notice" has the meaning ascribed to it in Paragraph 4(b)(1) of this Designation.

          (r) "Liquidation" has the meaning ascribed to it in Subsection 4(a) of this Designation.

          (s) "Market Price" has the meaning ascribed to it in Subsection 3(e) of this Designation.

          (t) "Minimum Series A Conversion Price" has the meaning ascribed to it in Subsection 5(c) of this Designation.

          (u) "Options" has the meaning ascribed to it in Paragraph 6(d)(1) of this Designation.

          (v) "Qualified Public Offering" has the meaning ascribed to it in Subparagraph 5(a)(2)a of this Designation.

          (w) "Private Offering Memorandum" means the Corporation's offering document by which the Debentures were offered to investors.

          (x) "Redemption Date" has the meaning ascribed to it in Subsection 8(c) of this Designation.

          (y) "Redemption Notice" has the meaning ascribed to it in Subsection 8(c) of this Designation.

          (z) "SEC" means the United States Securities and Exchange Commission or any successor agency of the United States.

          (aa) "Series A Conversion Price" has the meaning ascribed to it in Subsection 5(c) of this Designation.

          (bb) "Series A Liquidation Preference" has the meaning ascribed to it in Paragraph 4(a)(1) of this Designation.

          (cc) "Series A Preferred" means the Corporation's no par value Series A Cumulative Convertible Redeemable Preferred Stock, stated value $1.00 per share, with the rights, preferences and designation set forth in this Designation.

          (dd) "Series A Purchase Price" has the meaning ascribed to it in Subsection 5(b) of this Designation.

          (ee) "Stated Value" means $1.00 per share, as described in Section 2 of this Designation.

          (ff) "Subsequent Notice" has the meaning ascribed to it in Paragraph 4(b)(1) of this Designation.

16.      HEADINGS

         The headings of the Sections, Subsections, Paragraphs and Subparagraphs of this Article are inserted for convenience only and shall not be deemed to constitute a part of this Article.


                       [END OF CERTIFICATE OF DESIGNATION]